Exhibit 99.1

MIVA to Announce Fourth Quarter and Full Year 2007 Results on March 13, 2008

FORT MYERS, Fla. — (BUSINESS WIRE) — MIVA, Inc. (NASDAQ: MIVA) today announced it will release its fourth quarter and full year 2007 financial results on Thursday, March 13, 2008, after the market close.

Management will participate in a conference call to discuss the full results on Thursday, March 13, 2008, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Alex Vlasto of MIVA, Inc. alex.vlasto@miva.com.

About MIVA®, Inc.

MIVA, Inc. (NASDAQ: MIVA - News) is a global digital media company with a mission to deliver valuable digital audiences to advertisers. MIVA has two focuses to its business: owning and operating a growing portfolio of consumer destination sites and interest-specific toolbars, through its MIVA Direct division; and running a third-party contextual Pay-Per-Click ad network focused on key vertical sectors, through its MIVA Media division. MIVA, Inc. operates across North America and Europe.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2006 and our most recently filed Form 10-Q.

®Registered trademark

Contact:

MIVA, Inc.

Alex Vlasto, 212-736-9151 Ext. 217

alex.vlasto@miva.com